SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	March 31, 2004

FC Banc Corp.

(Exact Name of Registrant as Specified in its Charter)

Ohio	33-53596	34-1718070

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

105 Washington Square	Bucyrus, Ohio	44820

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including Area Code	419-562-7040

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 7. Financial Statements and Exhibits

     (c) The following exhibits are included with this Report:

Exhibit 99.1	Press Release, dated March 31, 2004, announcing formation of a Special Committee of the Board of Directors and the Retention of Austin Associates, LLC by FC Banc Corp.

Item 9. Regulation FD Disclosure

     On March 31, 2004, FC Banc Corp. (the “Company”) issued a press release announcing the appointment of a Special Committee of the Board of Directors and the retention of Austin Associates, LLC, a Toledo, Ohio based financial institution consulting firm, to assist the Company and its wholly owned subsidiary, The Farmers Citizens Bank (the “Bank”), in exploring various strategic alternatives. A copy of the press release is attached as Exhibit 99.1.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 31, 2004	FC Banc Corp.
	By:	/s/ John R. Christman
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John R. Christman, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 31, 2004, announcing formation of a Special Committee of the Board of Directors and the Retention of Austin Associates, LLC by FC Banc Corp.